UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 6, 2012

 El Paso Electric Company
(Exact name of registrant as specified in its charter)

Texas	001-14206	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01.  Other Events.

           As previously disclosed, on February 1, 2012, El Paso Electric Company (the “Company”) filed a request with the Public Utility Commission of Texas to increase base rates.  The request was made in response to a resolution adopted by the El Paso City Council requiring the Company to show cause why its base rates for customers should not be reduced.  The State Office of Administrating Hearings recently established a procedural schedule that would allow for hearings in June 2012.  On April 4, 2012, the Company filed a motion with the State Office of Administrating Hearings for indefinite suspension of the procedural schedule to facilitate settlement discussions.  The motion was supported by all parties to the proceeding.  The Administrative Law Judge granted the motion for indefinite suspension on April 6, 2012.  As a result of the order, all aspects of the proceedings, including all procedural and discovery deadlines, are suspended.  The Company will not comment further on the status of settlement discussions among the parties but will publicly report any material developments at the appropriate time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2012

EL PASO ELECTRIC COMPANY (Registrant)

By:	/s/ Mary E. Kipp
Name:	Mary E. Kipp
Title:	Senior Vice President, General Counsel and Chief Compliance Officer